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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of QLogic Corporation of our report dated February 19, 1998 relating to the 1997 financial statements of Ancor Communications, Incorporated, which report appears in the 1999 annual report on Form 10-K of Ancor Communications, Incorporated, and to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.



                                        /s/ McGLADREY & PULLEN, LLP
                                        ----------------------------------------
                                        McGladrey & Pullen, LLP

Minneapolis, Minnesota
June 1, 2000